Exhibit 99.1
HEARTWARE LIMITED
ABN 34 111 970 257
Half-Year Report for the period
ended 30 June 2008
provided pursuant to ASX Listing Rule 4.2A.
This is the Half-Year Report and Interim Financial Report for the HeartWare Group. The HeartWare
Group includes HeartWare Limited (ASX : HTW) and its subsidiary, HeartWare, Inc..
This Half-Year Report does not include all of the commentary, notes and information that are typically found in an annual financial report. Accordingly, this Half-Year Report should be read in conjunction with any public announcements made by the Company during the half-year in accordance with any continuous disclosure obligations arising under the Corporations Act 2001.
This Half-Year Report provides information as required by Appendix 4D of the ASX Listing Rules.

Half-Year Report (Appendix 4D)
Half-Year Ended 30 June 2008

HeartWare Limited (ABN 34 111 970 257)
Results for Announcement to the Market
Important information concerning the financial results for the half-year ended 30 June 2008
The financial results set out in this Half-Year Report and the attached Interim Financial Report are the consolidated financial results for the HeartWare Group, being HeartWare Limited (“HeartWare” or “the Company”) and its subsidiary, HeartWare, Inc.
The Interim Financial Report has been prepared under Australian Accounting Standards. All figures (“$”) referred to in this Half-Year Report and the Interim Financial Report are denominated in Australian dollars.
Review of Operations and Earnings Results for the Half-Year Ended 30 June 2008
The net loss of the HeartWare Group for the half-year ended 30 June 2008 after providing for income tax was $16,405,289 (2007: $13,633,357). The result reflects increased expenditure by the Company relating to the expansion of the Company’s clinical trial and in connection with the commercialisation of its range of circulatory assist devices or “heart pumps”, which are used for the treatment of congestive heart failure.

			Percentage
	Half-Year Ended	Half-Year Ended	Increase/
	30 June 2008	30 June 2007	(Decrease)
	$	$	%
Sales revenues	—	—	—

Profit / (Loss) before interest, tax, depreciation and amortisation (“EBITDA”)	(16,609,529)	(13,602,471)	22%

Profit / (Loss) before interest and tax (“EBIT”)	(17,016,695)	(14,033,052)	21%

Income tax benefit	—	—	—

Net Profit / (Loss) attributable to members (“NPAT”)	(16,405,289)	(13,633,357)	20%

Net tangible assets per ordinary share (cents per share)	6.65	4.98	34%

HeartWare Limited (ABN 34 111 970 257)
Results for Announcement to the Market (Continued)
A summary of significant achievements for the half-year ended 30 June 2008 is set out below:
(a) Clinical Trial Update
Completion of Enrolment for International Clinical Trial
HeartWare continued its international human clinical trial during 2008 for its lead product, the HeartWare® LVAD System and has been approved to extend enrolment in the trial to 50 patients. As at 12 August 2008, 41 patients have been implanted with the HeartWare® Left Ventricular Assist System (“LVAS”). On a cumulative basis the HeartWare patients have now been supported by the device for over 9,700 days. Twenty six patients have passed the primary clinical endpoint for the trial. Our two longest supported patients to date both exceed 550 days.
Presentation of Initial Clinical Results
On 14 April 2008, Dr Georg Wieselthaler, cardiothoracic surgeon at Vienna General Hospital, presented the initial results from our international clinical trial of the HeartWare® LVAS at the annual meeting of the International Society for Heart and Lung Transplantation (“ISHLT”) held in the United States. The data presented showed a 6-month survival rate of 91% among the first 23 patients implanted with the HeartWare® device. Of the 23 patients, 21 met the primary end point of the trial, defined as survival to 180 days or transplantation. These included 19 patients who were supported by the HeartWare® LVAS at 180 days and 2 patients that received transplants after 157 days and 176 days respectively.
(b) Regulatory Update
HeartWare continues to pursue two parallel regulatory tracks. The first relates to our international (non US) opportunity and the pursuit of CE marking. The immediate major milestone in relation to our international regulatory timeline is the submission of our technical dossier to our Notified Body in Europe which is expected during the current quarter.
Subject to the time required for the regulatory authorities to process our application, we remain confident of being awarded CE marking for the HeartWare® LVAS towards the end of 2008. Following receipt of CE marking, HeartWare will be able to market and sell the device throughout Europe and in certain other jurisdictions where CE marking is recognized.
The more extensive regulatory process is that relating to our US clinical trial. HeartWare has allocated significant resources in 2008 to our US Investigational Device Exemption (“IDE”) submission and on 5 May 2008 we received conditional approval of our application. We continue to work towards resolving the few remaining conditions so that we can achieve full IDE approval.
Our US study is a pivotal trial, and therefore does not include a feasibility or pilot phase, requires the enrolment of 150 patients across a maximum of 28 centres. The primary endpoint is survival to 180 days and is defined to include patients who have received a heart transplant, patients who remain alive and supported by the device at 180 days, and recovery patients who have survived for a minimum of 60 days following the explants of their device. Patients are not required to be listed for transplant at 180 days in order to be considered a success.
In anticipation of final approval of our IDE we have 5 sites trained and expect additional sites to be trained over the ensuing months. We expect to begin US implants shortly.

HeartWare Limited (ABN 34 111 970 257)
Results for Announcement to the Market (Continued)
We believe the HeartWare LVAS will be eligible for US Centers for Medicare & Medicaid Services (“CMS”) reimbursement and as a result the US clinical trial will generate initial revenue for HeartWare.
(c) Manufacturing Update
We anticipate a significant increase in demand once we begin our US clinical trial and once we initiate European commercial sales. Our operations team has been steadily scaling our production capability throughout this year so as to be prepared for this expected increased volume within the next 6 or so months.
In April 2008 we secured a new manufacturing facility in Miami Lakes, Florida in the US. The new facility has ample manufacturing capability for our current and projected needs and should serve us well for the foreseeable future. The new facility includes three clean rooms all of which are ISO Class 100,000 compliant.
The relocation to the new facility is expected to be completed soon.
(d) Capital Raising
The Company is presently in a strong financial position having completed a significant equity financing in July 2008, raising approximately $31.1 million from institutional and sophisticated investors in the United States and Australia.
The proceeds of the capital raising are to be used to fund the further development and commercialisation of the HeartWare® LVAS and to advance the Company’s MVADTM pump program. The funds will allow HeartWare to complete its current European clinical trial and to make significant inroads its US clinical trial program. The funding will also be applied to scaling up HeartWare’s manufacturing capability in order to meet the clinical demand anticipated for the HeartWare® LVAS throughout 2008.
Financial Statements
The Company’s Interim Financial Report for the period ended 30 June 2008 is attached.
Cash Flow
As at the end of the half-year, the Company has cash reserves of approximately $16,069,977.
The attached Interim Financial Results do not include the funds held by our third party escrow agent in relation to the above mentioned capital raising as of 30 June 2008. This is because the Company did not have control over the initial funds received and the capital raising required shareholder approval which was not obtained until 11 July 2008, which was after the 30 June 2008 reporting date for the Interim Financial Report. Following the receipt of shareholder approval, the Company has cash reserves of approximately $42.6 million (as at 31 July 2008).
During the half-year, HeartWare took further steps towards its goals of commercialisation of its range of circulatory assist devices and, to this end, expended funds in a variety of areas including clinical trial costs, product development and testing, pre-production, research and development. Expenditure increased significantly during the half-year, in large part due to significant increased costs associated with progress towards the receipt of various regulatory approvals in the United States and Europe.

HeartWare Limited (ABN 34 111 970 257)
Results for Announcement to the Market (Continued)
Dividends
The Corporations Act 2001 prohibits the Company from declaring a dividend until such time as it has achieved sufficient profits to support such a dividend. The Directors are therefore unable to, and do not, recommend that a dividend relating to the half-year ended 30 June 2008 be declared or paid by the Company.
Earnings Per Share (EPS)

	30 June 2008	30 June 2007
	Cents	Cents

Basic and diluted earnings/(loss) per share (cents per share)	(0.07)	(0.07)
Weighted average number of ordinary shares used in the calculation of basic earnings per share	248,100,277	186,299,282
The amount used as the numerator in calculating basic and diluted EPS (for 30 June 2008) is the NPAT figure reported in the section entitled “Review of Operations and Earnings Result for the Half-Year Ended 30 June 2008” above.

HeartWare Limited (ABN 34 111 970 257)
Results for Announcement to the Market (Continued)
Segment Reporting
The consolidated entity operates in the medical devices sector and conducts integrated operations in the United States of America and Australia. The HeartWare Group is developing and commercialising its range of circulatory assist devices or “heart pumps” which are used for the treatment of congestive heart failure. The Company does not yet have regulatory approvals so as to permit it to sell its products into the global market. Segment results are set out in the attached Interim Financial Report.
Compliance Statement
The attached Interim Financial Report is not subject to dispute or qualification. This Half-Year Report is based on the Interim Financial Report that has been subject to review. HeartWare has a formally constituted audit committee.
Rob Thomas
Chairman
HeartWare Limited
Date: 13 August 2008

HEARTWARE LIMITED
ABN 34 111 970 257
INTERIM FINANCIAL REPORT
30 June 2008
Provided in accordance with Section 320 of the Corporation Act 2001.

Interim Financial Report
Half-Year Ended 30 June 2008

CONTENTS

Consolidated Income Statement	3

Consolidated Balance Sheet	4

Consolidated Statement of Changes in Equity	5

Consolidated Cash Flow Statement	6

Notes to the Financial Statements	7

Directors’ Declaration	10

Directors’ Report	11

Auditor’s Independence Declaration	11

Independent Auditor’s Review Report	13

CORPORATE DIRECTORY

Board of Directors	Advisory Board

Robert Thomas, Non-Executive Chairman	O. Howard “Bud” Frazier, MD (Chairman)
Seth Harrison, MD, Non-Executive Deputy Chairman	Steven Boyce, MD
Douglas Godshall, Chief Executive Officer	Laman Gray Jr., MD
Christine Bennett, MB, Non-Executive Director	Gerry O’Driscoll, MD
Denis Wade AM, MB, D.Phil., Non-Executive Director	Georg Wieselthaler, MD
Robert Stockman, Non-Executive Director	Leslie Miller, MD
Timothy Barberich, Non-Executive Director	Asghar Khaghani, MD

Chief Executive Officer	Company Secretary

Douglas Godshall	David McIntyre

Registered Address	US Office

Level 57, MLC Centre	205 Newbury Street
19-29 Martin Place	FRAMINGHAM MA 01701
Sydney NSW 2000	UNITED STATES OF AMERICA
Australia

Share Registry	Australian Auditors

Registries Limited	Grant Thornton NSW
Level 2	Level 17
28 Margaret Street	383 Kent Street
SYDNEY NSW 2000	SYDNEY NSW 2000
AUSTRALIA	AUSTRALIA

Interim Financial Report	-2-
Half-Year Ended 30 June 2008

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
CONSOLIDATED INCOME STATEMENT

		CONSOLIDATED	CONSOLIDATED
		GROUP	GROUP
		6 months to	6 months to
		30 June 2008	30 June 2007
	Notes	$	$
Revenue	2	627,358	414,568
Other income		—	—
Depreciation and amortisation expenses		(407,166)	(430,581)
Administrative and facilities expenses		(441,278)	(318,870)
Audit, financial and taxation services		(278,849)	(152,780)
Consultants – clinical, regulatory and medical		(1,531,072)	(912,778)
Consultants – corporate advisory and investor relations		(297,438)	(197,856)
Contractor expenses		(836,423)	(692,181)
Information technology expense		(173,986)	(176,741)
Insurance expenses		(113,203)	(116,541)
Employment and directors’ expenses		(5,872,838)	(4,839,645)
Financing costs		(15,952)	(14,873)
Foreign exchange expense		(1,390,189)	(679,754)
Legal expense		(974,603)	(733,829)
Raw materials and consumables used		(1,299,278)	(323,423)
Rental expense and outgoings		(492,392)	(527,701)
Research and development expenses		(457,147)	(459,857)
Share-based payments		(627,655)	(1,651,893)
Shareholder and ASX listing costs		(133,365)	(192,386)
Travel, accommodation and related expenses		(821,085)	(947,676)
Trials – animal and human		(251,398)	(305,838)
Validation and verification expense		(44,881)	(13,715)
Other expenses		(572,449)	(359,007)

Loss before income tax	3	(16,405,289)	(13,633,357)
Income tax expense		—	—

Loss for the period		(16,405,289)	(13,633,357)

Loss attributable to members of the parent entity		(16,405,289)	(13,633,357)

Basic and diluted earnings/(loss) per share — cents		(0.07)	(0.07)
The financial statements should be read in conjunction with the accompanying notes.

Interim Financial Report	-3-
Half-Year Ended 30 June 2008

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
CONSOLIDATED BALANCE SHEET

		CONSOLIDATED	CONSOLIDATED
		GROUP	GROUP
		As At	As At
		30 June 2008	31 December 2007
	Notes	$	$
Current Assets
Cash and cash equivalents		16,069,977	32,073,942
Trade and other receivables		374,243	180,035
Other current assets		529,336	705,785

Total Current Assets		16,973,556	32,959,762

Non-Current Assets
Property, plant and equipment		3,485,822	3,072,874
Intangible assets		2,379,261	2,592,089
Other non-current assets		299,636	—

Total Non-Current Assets		6,164,719	5,664,963

Total Assets		23,138,275	38,624,725

Current Liabilities
Trade and other payables		2,321,504	1,665,561
Short-term borrowings		1,510,418	1,517,689
Short-term provisions		366,076	311,870
Other current liabilities		60,283	—

Total Current Liabilities		4,258,281	3,495,120

Total Liabilities		4,258,281	3,495,120

Net Assets		18,879,994	35,129,605

Equity
Issued capital	5	94,647,107	94,647,107
Reserves		5,803,448	5,647,770
Retained earnings		(81,570,561)	(65,165,272)

Total Equity		18,879,994	35,129,605

The financial statements should be read in conjunction with the accompanying notes.

Interim Financial Report	-4-
Half-Year Ended 30 June 2008

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

		Foreign
		Currency		Exercised
	Contributed	Translation	Share Option	Option	Accumulated
	Equity	Reserve	Reserve	Reserve	losses	Total
	$	$	$	$	$	$
Balance as at 1 January 2007	59,673,110	(220,217)	3,452,791	274,421	(38,788,625)	24,391,480

Currency translation	—	(406,076)	—	—	—	(406,076)

Net income recognised directly in equity	—	(406,076)	—	—	—	(406,076)

Loss for the period	—	—	—	—	(13,633,357)	(13,633,357)

Total recognised income and expense for the period	—	(406,076)	—	—	(13,633,357)	(14,039,433)

Shares issued during the period	8,000	—	—	—	—	8,000
Employee share based compensation	—	—	1,637,302	14,591	—	1,651,893

Balance as at 30 June 2007	59,681,110	(626,293)	5,090,093	289,012	(52,421,982)	12,011,940

Balance as at 1 January 2008	94,647,107	(841,761)	6,168,418	321,113	(65,165,272)	35,129,605

Currency translation	—	(471,977)	—	—	—	(471,977)

Net income recognised directly in equity	—	(471,977)	—	—	—	(471,977)

Loss for the period	—	—	—	—	(16,405,289)	(16,405,289)

Total recognised income and expense for the period	—	(471,977)	—	—	(16,405,289)	(16,877,266)

Shares issued during the period	—	—	—	—	—	—
Employee share based compensation	—	—	627,655	—	—	627,655

Balance as at 30 June 2008	94,647,107	(1,313,738)	6,796,073	321,113	(81,570,561)	18,879,994

The financial statements should be read in conjunction with the accompanying notes.

Interim Financial Report	-5-
Half-Year Ended 30 June 2008

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
CONSOLIDATED CASH FLOW STATEMENT

	CONSOLIDATED	CONSOLIDATED
	GROUP	GROUP
	6 Months to 30	6 Months to 30
	June 2008	June 2007
	$	$
Cash flows from operating activities
Payments to suppliers and employees	(15,313,843)	(12,476,118)
Interest received	570,265	448,024
Interest paid	(10,709)	(98)

Net cash flows used in operating activities	(14,754,287)	(12,028,192)

Cash flows from investing activities
Purchase of property, plant and equipment	(1,046,999)	(558,031)
Payment for research and development	(130,140)	(66,293)
Payment for intangible assets	(1,127)	(110,672)

Net cash flows used in investing activities	(1,178,266)	(734,996)

Cash flows from financing activities
Proceeds from capital raising activities (shares not issued at 30 June 2007)	—	21,689,183
Proceeds from issue of shares	—	8,000

Net cash flows provided by financing activities	—	21,697,183

Net (decrease) increase in cash held	(15,932,553)	8,933,995

Cash at the beginning of the financial period	32,073,942	21,101,693
Effect of exchange rates on cash holdings in foreign currencies	(71,412)	(56,415)

Cash at the end of the financial period	16,069,977	29,979,273

The financial statements should be read in conjunction with the accompanying notes.

Interim Financial Report	-6-
Half-Year Ended 30 June 2008

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS
FOR THE HALF-YEAR ENDED 30 JUNE 2008
1.	Basis of Preparation of Half-Year Financial Statements

The half-year consolidated financial statements (“Interim Financial Report”) are a general purpose financial report prepared in accordance with the requirements of the Corporations Act 2001, Accounting Standard AASB 134: Interim Financial Reporting, Australian Accounting Interpretations and other authoritative pronouncements of the Australian Accounting Standards Board.

It is recommended that this financial report be read in conjunction with the 2007 Annual Report for the year ended 31 December 2007 and any public announcements made by HeartWare Limited (“the Company”) and its controlled entities during, and since the end of, the half-year in accordance with continuous disclosure requirements arising under the Corporations Act 2001.

The half-year report does not include full disclosures of the type normally included in an annual financial report.

Reporting Basis and Conventions

The half-year report has been prepared on an accruals basis and is based on historical costs modified by the revaluation of selected non-current assets, financial assets and financial liabilities for which the fair value basis of accounting has been applied.

2.	Revenue

	CONSOLIDATED	CONSOLIDATED
	GROUP	GROUP
	30 June 2008	30 June 2007
	$	$

Interest received	627,358	414,568

	627,358	414,568

3.	Loss before income tax has been determined after deducting:

	CONSOLIDATED	CONSOLIDATED
	GROUP	GROUP
	30 June 2008	30 June 2007
	$	$
Depreciation of property plant and equipment	268,195	247,440
Amortisation of intangible assets	138,971	183,141

Interim Financial Report	-7-
Half-Year Ended 30 June 2008

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS
FOR THE HALF-YEAR ENDED 30 JUNE 2008
4.	Segment reporting

The Consolidated Group’s primary reporting segment is geographical. The Consolidated Group operates in two geographical segments, being Australia and the United States of America.

				Consolidated
	Australia	USA	Eliminations	Group
	$	$	$	$
Half-Year 30 June 2008

Total Segment Revenue:

Revenue	600,872	26,486	—	627,358

Segment Result:

Profit / (Loss) before income tax expense	(3,131,692)	(13,273,597)	—	(16,405,289)

Half-Year 30 June 2007

Total Segment Revenue:

Revenue	385,201	29,367	—	414,568

Segment Result:

Profit / (Loss) before income tax expense	(3,502,515)	(10,130,842)	—	(13,633,357)
5.	Issued Capital

There were no movements in issued capital for the six months ended 30 June 2008.

As noted above, the Company announced on 23 May 2008 that it had received commitments to raise in excess of $30 million. This capital raising was subject to shareholder approval, which was obtained on 11 July 2008. As shareholder approval was not obtained until after 30 June 2008, there is no change to issued capital for this transaction as at 30 June 2008.

Interim Financial Report	-8-
Half-Year Ended 30 June 2008

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS
FOR THE HALF-YEAR ENDED 30 JUNE 2008
6.	Contingent liabilities

As set out in the Company’s prospectus (dated 17 December 2004), the Consolidated Group and the parent entity has the following contingent liabilities resulting from the acquisition by HeartWare, Inc. of a business that previously held the Company’s technology:
(a)	a milestone payment of US$750,000 within 6 months of the date when the first circulatory assist device is approved for sale in Europe, provided that the Company has at least US$15,000,000 in cash on hand and, if the Company does not have US$15,000,000 in cash on hand at that time, then the payment is deferred until such that the Company has $15,000,000 in cash on hand;
(b)	A milestone payment of US$1,250,000 when the first circulatory assist device is approved for sale in the US, provided that the Company has at least US$25,000,000 in cash on hand and, if the Company does not have US$25,000,000 in cash on hand at that time, then the payment is deferred until such that the Company has US$25,000,000 in cash on hand;
(c)	A special payment of up to US$500,000 upon a sale of HeartWare, Inc. if such sale generated proceeds in excess of the aggregate liquidation preferences of all of HeartWare, Inc.’s then outstanding preferred stock.
Except as stated above, the Company has received no written notice of any claim against the HeartWare Group that could be properly categorised as a “contingent liability” for the purposes of Australian Accounting Standards.

7.	Subsequent events

On 11 July 2008, the Company completed an offering of its ordinary shares in a private placement to a group of institutional and sophisticated investors in the United States and Australia. The Company issued 62,256,562 ordinary shares for aggregate proceeds to the Company of approximately $31.1 million.

On 25 July 2008, Apple Tree Partners I, L.P. redeemed the convertible note which the Company issued on 15 December 2004 in the principal amount of $1,420,000. The accrued liability as at the redemption date, inclusive of interest in arrears, was $1,512,728.

Except as disclosed above, there have been no events subsequent to the reporting date that would have a material effect on the financial report.

8.	Non-cash financing and investing activities

There has been no non-cash financing and investing activities in the half-year to 30 June 2008.

Interim Financial Report	-9-
Half-Year Ended 30 June 2008

HEARTWARE LIMITED ABN 34 111 970 257
AND CONTROLLED ENTITIES
DIRECTORS’ DECLARATION
The Directors of HeartWare Limited declare that:
1.	The financial statements and notes, as set out on pages 3 to 9
(a)	comply with Accounting Standard AASB 134: Interim Financial Reporting and the Corporations Regulations; and

(b)	give a true and fair view of the consolidated group’s financial position as at 30 June 2008 and of its performance for the half-year ended on that date.
2.	In the directors’ opinion there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable.
Signed in accordance with a resolution of the Board of Directors:
Rob Thomas
Chairman
HeartWare Limited
DATED: 13 August 2008

Interim Financial Report	-10-
Half-Year Ended 30 June 2008

HEARTWARE LIMITED (ABN 34 111 970 257) & CONTROLLED ENTITIES
DIRECTORS’ REPORT
The Directors present their report together with the consolidated financial report of HeartWare Limited (“Company”), being the Company and its controlled entities, for the half-year ended 30 June 2008.
DIRECTORS
The names of directors who held office during or since the end of the half-year are as follows:
Robert Thomas, Non-Executive Chairman — director since 26 November 2004
Seth Harrison, MD, Non-Executive Deputy Chairman — director since 26 November 2004
Douglas Godshall, CEO — director since 26 October 2006
Christine Bennett, MB, Non-Executive Director — director since 15 December 2004
Denis Wade AM, MB, D.Phil., Non-Executive Director — director since 15 December 2004
Robert Stockman, Non-Executive Director — director since 8 December 2006
Timothy Barberich, Non-Executive Director – director since 29 April 2008
REVIEW OF OPERATIONS
The Review of Operations is contained on Page 2 of the Half-Year Report provided in accordance with ASX Listing Rule 4.2A.3.
AUDITOR’S INDEPENDENCE DECLARATION
The lead auditor’s independence declaration under section 307C of the Corporations Act 2001 is set out on page 12 for the half-year ended 30 June 2008 and forms part of this report.
Signed in accordance with a resolution of the Board of Directors:
Rob Thomas
Chairman
HeartWare Limited
Date: 13 August 2008

Interim Financial Report	-11-
Half-Year Ended 30 June 2008